EXHIBIT 99.1

Energy XXI Reports Fiscal Third-Quarter Results

And Provides Operational Update

● EBITDA climbs 33 percent as quarterly production rises 23 percent
● Debt is reduced by nearly $60 million
● Ultra-deep-shelf exploration & development program ramps up

HOUSTON – May 5, 2010 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal third-quarter results for the period ended March 31, 2010 and provided an operational update.
For the 2010 fiscal third quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $87.3 million, up 33 percent from the $65.8 million recorded in the 2009 fiscal third quarter.  Net income for the 2010 fiscal third quarter was $11.1 million ($0.18 per share – diluted) on revenues of $150.1 million and production of 25,400 barrels of oil equivalent per day (BOE/d).  Oil represented 68 percent of production and 84 percent of pre-hedge revenues in the quarter.  In the 2009 fiscal third quarter, the company had a net loss of $120.6 million, or $4.18 per share, on revenues of $106.1 million and production of 20,700 BOE/d.  The loss included a $117.9 million ceiling test impairment.
“This quarter’s results benefitted from our December consolidation of interests in our key Gulf of Mexico shelf properties and reflect the advantage of having an oil-focused production portfolio,” Energy XXI Chairman and CEO John Schiller said.  “Increased oil production and commodity price realizations continued to drive industry-leading margins, generating discretionary cash flow that helped reduce net debt by almost $60 million in the fiscal third quarter.  Our operations are providing more than enough cash to fund the capital program and to service debt, even as we accelerate exploration and development activity at our ultra-deep-shelf play. We have moved into the development stage at the Davy Jones discovery announced in January, and have made tremendous progress at the Blackbeard East exploration well.  We have entered our fiscal fourth quarter with great expectations for reserves growth through the drillbit and continued strengthening of the balance sheet.”

Production Update
Production volumes averaged 25,400 BOE/d in the fiscal third-quarter and approximated 27,000 BOE/d entering the fiscal fourth-quarter.  The last remaining volumes shut in by hurricane damages, approximating 1,300 BOE/d, were restored at the end of February.
In late December, the third-party-owned Cypress Pipe Line, which transports a portion of the company’s oil production from its Main Pass fields, was shut in for repairs that partially curtailed volumes through the end of January.  On April 5, the same pipeline, a joint venture between Chevron Corp. and BP Plc, again was ruptured, shutting in about 2,400 BOE/d of the company’s production. The pipeline is undergoing repairs and is expected to be placed back in service by July.  In an effort to minimize future production disruptions, Energy XXI in January began permitting a bi-directional pipeline lateral that would provide alternative transportation options to route around downstream system outages.  The lateral received the required permits in late April and is expected to be in service by the end of June, at a cost of $5 million.
Within the next several months, volumes are expected to be incremented as a result of two well workovers at the South Timbalier 21 field. To date, none of the company’s production or drilling activities have been affected by the BP deepwater Gulf of Mexico oil spill.

Ultra-Deep Shelf Exploration and Development Activity
Data received to date from the McMoRan-operated partnership’s ultra-deep drilling on the Gulf of Mexico shelf confirm geologic modeling that correlates objective sections on the shelf below the salt weld (i.e. listric fault) in the Miocene and older age sections to those productive sections seen in deepwater discoveries by other industry participants.  In addition to Davy Jones and Blackbeard West, 15 ultra-deep prospects have been identified in shallow water near existing infrastructure that are available to Energy XXI through its ultra-deep partnership with McMoRan.  The partnership’s ultra-deep drilling plans in 2010 include the Blackbeard East and Lafitte exploratory wells and delineation drilling at Davy Jones.
In February 2010, the Davy Jones discovery well on South Marsh Island Block 230 was drilled to a total depth of 29,000 feet. As reported in January 2010, the partnership logged 200 net feet of pay in multiple Eocene/Paleocene (Wilcox) sands in the well. In March 2010, a production liner was set and the well was temporarily abandoned until necessary equipment for the completion is available. The partnership, working with a team of experts, has initiated studies on the design for the completion of the well.

On April 7, 2010, the partnership commenced drilling the Davy Jones offset appraisal well (Davy Jones #2) on South Marsh Island Block 234, two and a half miles southwest of the discovery well. The well is currently drilling below 5,000 feet towards a proposed total depth of 29,950 feet. Davy Jones #2 is expected to test similar sections up-dip to the discovery well, as well as deeper objectives, including potential additional Wilcox and possibly Cretaceous (Tuscaloosa) sections.
Davy Jones involves a large ultra-deep structure encompassing four lease blocks (20,000 acres). Energy XXI is funding 14.1 percent of the exploratory costs to earn a 15.8 percent working interest and 12.6 percent net revenue interest in Davy Jones.  The company’s investment in both wells at Davy Jones to date has totaled about $18 million.
The Blackbeard East ultra-deep exploration well commenced drilling on March 8, 2010 and is drilling below 15,200 feet. The well, which is located in 80 feet of water on South Timbalier Block
144, has a proposed total depth of 29,950 feet, targeting Middle and Deep Miocene objectives seen below 30,000 feet in Blackbeard West, nine miles away. Energy XXI is funding 16 percent of the exploratory costs to earn an 18 percent working interest and 14.35 percent net revenue interest in Blackbeard East. The company’s investment in the well to date has totaled about $5 million.
The Lafitte ultra-deep exploration well is expected to commence drilling this summer.  Like Blackbeard East, Lafitte will target Middle and Deep Miocene objectives. Lafitte is located on Eugene Island Block 223 in 140 feet of water.
In conjunction with the partnership’s ultra-deep exploration activities, McMoRan participated in the MMS’ Central Gulf of Mexico Lease Sale 213 and submitted apparent high bids on 14 ultra-deep-shelf-focused blocks totaling $8.9 million.  Apparent high bids are subject to MMS review before they can be awarded.  If granted, the lease acquisitions would add to the leasehold inventory available to Energy XXI through the partnership.

Capital Expenditures
Energy XXI fiscal third-quarter capital expenditures totaled $36.8 million, excluding acquisition costs, with $17.1 million in exploration and $19.7 million in development and other investments.  During the first three fiscal quarters in 2010, capital expenditures totaled $98.7 million, excluding acquisition costs, with $30.8 million in exploration and $67.9 million in development and other investments.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Macquarie Capital (Europe) Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net Income (Loss) as Reported	$11,088	$(120,618)	$15,234	$(554,472)

Total other (income) expense	21,824	17,663	37,487	57,698
Impairment of oil and gas properties	—	117,887	—	576,996
Depreciation, depletion and amortization	50,761	50,052	131,084	177,463
Income tax expense (benefit)	3,651	841	21,104	(47,204)

EBITDA	$87,324	$65,825	$204,909	$210,481

EBITDA Per Share (1)
Basic	$1.72	$2.28	$5.42	$7.29
Diluted	$1.44	$2.28	$5.37	$7.29

Weighted Average Number of Common Shares Outstanding (1)
Basic	50,713	28,866	37,790	28,886
Diluted	60,730	28,866	38,126	28,886

(1) Data adjusted for the Jan. 28, 2010 1-for-5 reverse stock split

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	March 31,	June 30,
	2010	2009
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$18,117	$88,925
Accounts receivable
Oil and natural gas sales	63,014	40,087
Joint interest billings	6,606	17,624
Insurance and other	8,851	2,562
Prepaid expenses and other current assets	30,735	16,318
Royalty deposit	2,296	1,746
Derivative financial instruments	8,893	31,404
Total Current Assets	138,512	198,666
Property and equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting	1,356,533	1,102,596
Other property and equipment	8,111	9,149
Total Property and Equipment – net	1,364,644	1,111,745
Other Assets
Derivative financial instruments	13,228	3,838
Restricted cash	2,160	—
Debt issuance costs, net of accumulated amortization	21,372	14,413
Total Other Assets	36,760	18,251
Total Assets	$1,539,916	$1,328,662
LIABILITIES
Current Liabilities
Accounts payable	$79,005	$81,025
Accrued liabilities	70,072	36,180
Asset retirement obligations	40,278	66,244
Derivative financial instruments	15,397	15,732
Current maturities of long-term debt	2,528	4,107
Total Current Liabilities	207,280	203,288
Long-term debt, less current maturities, face value of $705,196,000 and $858,720,000 at March 31, 2010 and June 30, 2009, respectively	751,465	858,720
Deferred income taxes	34,741	26,889
Asset retirement obligations	126,654	77,955
Derivative financial instruments	3,561	4,818
Other	4,461	29,492
Total Liabilities	1,128,162	1,201,162
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and 1,100,000 shares and no shares issued and outstanding at March 31, 2010 and June 30, 2009, respectively	11	—
Common stock, $0.005 par value, 200,000,000 shares authorized and 50,819,109 and 29,283,051 shares issued and 50,626,024 and 29,150,116 shares outstanding at March 31, 2010 and June 30, 2009, respectively	254	146
Additional paid-in capital	900,562	604,724
Accumulated deficit	(502,959)	(515,867)
Accumulated other comprehensive income, net of income taxes	13,886	38,497
Total Stockholders’ Equity	411,754	127,500
Total Liabilities and Stockholders’ Equity	$1,539,916	$1,328,662

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenues
Oil sales	$114,095	$72,503	$278,438	$221,233
Natural gas sales	36,032	33,633	81,102	111,499
Total Revenues	150,127	106,136	359,540	332,732

Costs and Expenses
Lease operating expense	40,832	24,964	101,307	97,526
Production taxes	870	1,587	3,152	5,501
Impairment of oil and gas properties	—	117,887	—	576,996
Depreciation, depletion and amortization	50,761	50,052	131,084	177,463
Accretion of asset retirement obligations	6,335	4,723	17,641	9,617
General and administrative expense	14,452	6,117	36,540	18,588
Loss (gain) on derivative financial instruments	314	2,920	(4,009)	(8,981)
Total Costs and Expenses	113,564	208,250	285,715	876,710

Operating Income (Loss)	36,563	(102,114)	73,825	(543,978)

Other Income (Expense)
Other income	13	2,016	29,657	5,454
Interest expense	(21,837)	(19,679)	(67,144)	(63,152)
Total Other Income (Expense)	(21,824)	(17,663)	(37,487)	(57,698)

Income (Loss) Before Income Taxes	14,739	(119,777)	36,338	(601,676)

Income Tax Expense (Benefit)	3,651	841	21,104	(47,204)

Net Income (Loss)	11,088	(120,618)	15,234	(554,472)
Preferred Stock Dividends	1,994	—	2,326	—
Net Income (Loss) Available for Common Stockholders	$9,094	$(120,618)	$12,908	$(554,472)

Earnings (Loss) Per Share
Basic	$0.18	$(4.18)	$0.34	$(19.20)
Diluted	$0.18	$(4.18)	$0.34	$(19.20)

Weighted Average Number of Common Shares Outstanding
Basic	50,713	28,866	37,790	28,886
Diluted	60,730	28,866	38,126	28,886

(1) Data adjusted for the Jan. 28, 2010 1-for-5 reverse stock split

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Cash Flows From Operating Activities
Net income (loss)	$11,088	$(120,618)	$15,234	$(554,472)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Deferred income tax expense (benefit)	3,651	840	21,104	(47,921)
Change in derivative financial instruments
Proceeds from sale of derivative instruments	5,000	66,480	5,000	66,480
Other	(8,577)	2,597	(25,692)	(7,265)
Accretion of asset retirement obligations	6,335	4,723	17,641	9,617
Depreciation, depletion, and amortization	50,761	50,052	131,084	177,463
Impairment of oil and gas properties	—	117,887	—	576,996
Amortization of deferred gain on debt	(2,748)	(2,311)	(33,615)	(3,777)
Amortization and write-off of debt issuance costs	1,584	1,258	6,043	3,258
Stock-based compensation	839	1,129	2,580	3,742
Changes in operating assets and liabilities
Accounts receivable	17,242	(9,099)	(21,143)	44,509
Prepaid expenses and other current assets	6,218	1,027	(14,967)	(12,457)
Settlement of asset retirement obligations	(16,374)	(6,384)	(58,823)	(20,838)
Accounts payable and other liabilities	29,092	(28,703)	35,994	(60,957)
Net Cash Provided by Operating Activities	104,111	78,878	80,440	174,378

Cash Flows from Investing Activities
Acquisitions	(846)	—	(275,364)	—
Capital expenditures	(36,827)	(53,148)	(98,689)	(234,032)
Insurance payments received	807	—	53,985	—
Restricted cash	—	—	(2,160)	—
Other	(40)	3,183	94	2,928
Net Cash Used in Investing Activities	(36,906)	(49,965)	(322,134)	(231,104)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	—	—	294,468	—
Dividends to shareholders	(1,994)	(726)	(1,994)	(2,179)
Proceeds from long-term debt	22,687	20,804	98,525	270,794
Payments on long-term debt	(82,582)	(61,029)	(206,025)	(213,432)
Purchase of bonds	—	468	—	(90,887)
Debt issuance costs	(10,707)	—	(13,003)	—
Other	238	(295)	(1,085)	(1,163)
Net Cash Provided by (Used in) Financing Activities	(72,358)	(40,778)	170,886	(36,867)

Net Decrease in Cash and Cash Equivalents	(5,153)	(11,865)	(70,808)	(93,593)

Cash and Cash Equivalents, beginning of period	23,270	87,234	88,925	168,962

Cash and Cash Equivalents, end of period	$18,117	$75,369	$18,117	$75,369

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (In thousands) (Unaudited)

	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009
Operating revenues
Crude oil sales	$117,932	$93,974	$58,114	$58,920	$46,492
Natural gas sales	22,872	16,812	9,770	15,168	20,435
Hedge gain	9,323	13,720	17,023	27,010	39,209
Total revenues	150,127	124,506	84,907	101,098	106,136
Percent of operating revenues from crude oil
Prior to hedge gain	83.8%	84.8%	85.6%	79.5%	69.5%
Including hedge gain	76.0	78.8	78.1%	70.8%	68.3%
Operating expenses
Lease operating expense
Insurance expense	6,602	7,827	5,954	4,356	4,980
Workover and maintenance	8,452	2,678	3,231	4,622	341
Direct lease operating expense	25,778	24,545	16,240	15,646	19,643
Total lease operating expense	40,832	35,050	25,425	24,624	24,964
Production taxes	870	1,007	1,275	(51)	1,587
Impairment of oil and gas properties	—	—	—	—	117,887
Depreciation, depletion and amortization (“DD&A”)	50,761	44,972	35,351	39,744	50,052
General and administrative	14,452	14,022	8,066	6,168	6,117
Other – net	6,649	8,116	(1,133)	3,852	7,643
Total operating expenses	113,564	103,167	68,984	74,337	208,250
Operating income (loss)	$36,563	$21,339	$15,923	$26,761	$(102,114)
Sales volumes per day
Natural gas (MMcf)	48.4	40.7	33.2	41.1	49.2
Crude oil (MBbls)	17.3	14.2	10.0	11.9	12.5
Total (MBOE)	25.4	20.9	15.5	18.7	20.7
Percent of sales volumes from crude oil	68.3%	67.6%	64.5%	63.6%	60.3%
Average sales price
Natural gas per Mcf	$5.25	$4.49	$3.20	$4.06	$4.62
Hedge gain per Mcf	3.03	2.58	2.90	3.85	2.98
Total natural gas per Mcf	$8.28	$7.07	$6.10	$7.91	$7.60

Crude oil per Bbl	$75.54	$72.17	$63.44	$54.56	$41.40
Hedge gain (loss) per Bbl	(2.46)	3.13	8.93	11.68	23.16
Total crude oil per Bbl	$73.08	$75.30	$72.37	$66.24	$64.56

Total hedge gain per BOE	$4.08	$7.12	$11.95	$15.86	$21.07
Operating revenues per BOE	$65.65	$64.65	$59.59	$59.36	$57.04
Operating expenses per BOE
Lease operating expense
Insurance expense	2.89	4.06	4.18	2.56	2.68
Workover and maintenance	3.70	1.39	2.27	2.71	0.18
Direct lease operating expense	11.27	12.74	11.40	9.19	10.56
Total lease operating expense	17.86	18.19	17.85	14.46	13.42
Production taxes	0.38	0.52	0.89	(0.03)	0.85
Impairment of oil and gas properties	—	—	—	—	63.35
DD&A	22.20	23.35	24.81	23.34	26.90
General and administrative	6.32	7.28	5.66	3.62	3.29
Other – net	2.91	4.22	(0.80)	2.27	4.11
Total operating expenses	49.67	53.56	48.41	43.66	111.92
Operating income (loss) per BOE	$15.98	$11.09	$11.18	$15.70	$(54.88)

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

Bcfe – billion cubic feet equivalent, used to equate liquid barrels to natural gas volumes at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
+44 (0) 20 7523 8350
pcoombs@collinsstewart.com

Pelham Bell Pottinger
James Henderson
+44 (0) 207 337 1500
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
+44 (0) 207 337 1500
mantelme@pelhambellpottinger.co.uk